Exhibit 10.1

EXECUTION COPY

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

$15,000,000 (the “Principal Amount”)	August 24, 2007
Wallingford, Connecticut

FOR VALUE RECEIVED, DISTRIBUTED ENERGY SYSTEMS CORP., a corporation incorporated under the Laws of the State of Delaware (the “Company”), promises to pay to the order of Perseus Partners VII, L.P., or its registered assigns (the “Holder”), the Principal Amount, or such lesser amount as shall then equal the outstanding Principal Amount, together with interest thereon at a rate equal to 12.5% per annum, and computed on the basis of a year consisting of 365 days in accordance with the terms set forth in Section 2 of this senior secured convertible promissory note (this “Note”).

This Note is issued pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated as of May 10, 2007 by and between Perseus Partners VII, L.P. and the Company.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings.

(a) “Additional Secured Convertible Note” shall have the meaning set forth in Section 2(a).

(b) “Change of Control” means any of the following:

(i) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Company or any Material Subsidiary, in which the shareholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination, other than a transaction expressly contemplated and permitted by Section 5.16 of the Purchase Agreement;

(ii) the sale of all, or substantially all, of the assets of the Company or any Material Subsidiary to a third party not wholly owned, directly or indirectly, by the Company, other than a transaction expressly contemplated and permitted by Section 5.16 of the Purchase Agreement;

(iii) the sale of voting securities of the Company in a transaction or a series of related transactions to any Person (or group of Persons acting in concert), other than any Affiliates of the Holder or any Person who is or has been a Holder, that results in such Person (or group of Persons) (together with their Affiliates) owning more than 50% of the outstanding voting securities of the Company or any Material Subsidiary; or

(iv) the termination or removal of either Ambrose L. Schwallie from his position as Chief Executive Officer or Peter Tallian from his position as Chief Financial Officer with the Company without cause prior to such time that a Perseus Director has been appointed or elected to the Board, unless such removal has been approved by holders of a majority of the outstanding principal amount of the Note and the Additional Secured Convertible Notes(s). For purposes of clause 1(b)(iv), “cause” shall mean any (i) willful failure, which failure is not cured within 30 days of written notice to Ambrose L. Schwallie or Peter Tallian, as applicable, to perform his material responsibilities to the Company or (ii) willful misconduct which materially and adversely affects the business reputation of the Company.

(c) “Closing Price” means the closing price of the Common Shares as reported on the Nasdaq Global Market.

(d) “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(e) “Date of Issuance” means the date of issuance of this Note by the Company under the Purchase Agreement.

(f) “Default Interest Rate” means the lesser of 20% or the maximum rate allowed by applicable Law.

(g) “Lien” means any lien, security interest, mortgage, pledge, charge, license, adverse claim, reversion or encumbrance of any kind, and includes conditional sales contracts, title retention agreements and capital leases.

(h) “Maturity Date” means November 30, 2008.

(i) “Normal Course Liens” means:

(i) any builder’s, mechanic’s, materialman’s, worker’s, repairman’s or other similar statutory Lien incurred in the ordinary course of business, that has not at the time been filed pursuant to applicable Laws and any such Lien that, although filed, relates solely to an obligation not overdue or, if overdue, is being contested in good faith or is bonded or in respect of which the appropriate amount has been withheld in accordance with applicable Laws;

(ii) any right reserved to, or vested in, any applicable Governmental Entity by the terms of any applicable Laws, any applicable authorization by a Governmental Entity, or any property interest, easement, right-of-way or servitude issued or granted by applicable Laws or by any applicable authorization by a Governmental Entity, to terminate any such authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture or designate a purchaser of any property;

(iii) any Lien for Taxes, assessment, water or sewer, or other rents or charges not at the time overdue or, if overdue, being contested in good faith;

(iv) any Lien arising in connection with workers’ compensation, unemployment or employment insurance or other social benefits required by applicable Laws not at the time overdue or, if overdue, being contested in good faith;

(v) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of money) or leases, in an aggregate amount not to exceed $50,000;

(vi) involuntary Liens (including the Lien of an attachment, judgment or execution) in an aggregate amount not to exceed $10,000 and not at the time overdue or, if overdue, contested in good faith;

(vii) Purchase Money Liens;

(viii) Liens granted or created by the Transaction Documents; and

(ix) any other Liens consented to by the Holder or approved pursuant to Section 6(b);

provided that in each case where it is in good faith contesting any obligations, Taxes or assessments as contemplated herein, (A) it shall have established to the satisfaction of the Holder (acting reasonably) a reserve in accordance with GAAP unless there is a reasonable likelihood that the amount will be required to be paid, in which case it shall establish sufficient reserve for or deposit with a court of competent jurisdiction or the assessing authority, or to such other Person as is acceptable to the Holder, acting reasonably, sufficient funds or a surety bond, for the total amount claimed to be secured by such Liens, where the application of such reserve, funds or bond would result in their discharge, and (B) such Lien shall only be a Permitted Lien for so long as such contestation effectively postpones or stays the enforcement of the rights of the holder thereof.

(j) “Obligations” means the principal, interest and other amounts payable under this Note.

(k) “Permitted Indebtedness” means (i) the amount permitted by (A) the Permitted Existing Secured Indebtedness and (ii) indebtedness permitted to be incurred under the terms of the Purchase Agreement.

(l) “Permitted Liens” means Liens granted pursuant to the Permitted Existing Secured Indebtedness or a Normal Course Lien.

(m) “Purchase Money Lien” means a Lien incurred in the ordinary course of business only to secure the purchase price of an asset, or to secure debt used only to finance or refinance the purchase of an asset, in the aggregate amount not to exceed $50,000.

(n) “Secured Note” means this Note, any Additional Secured Convertible Notes issued or any notes issued in replacement of the foregoing.

(o) “Trading Day” means any day on which Nasdaq is open for trading.

(p) “Transaction Documents” shall mean each of the Promissory Notes, the Purchase Agreement, the Warrants, the Security and Pledge Agreement, the Subsidiary Security and Pledge Agreements, the Guaranties, the Registration Rights Agreement, the Intercreditor Agreement, the Management Rights Letter and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Obligations.

(q) “Warrants” shall mean warrants to purchase Common Shares issued pursuant to the Purchase Agreement.

2. Interest.

(a) All unpaid principal, together with any accrued but unpaid interest and other amounts payable under this Note, shall be due and payable on (i) the Maturity Date, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after (A) the occurrence of an Event of Default (as defined below), (B) the liquidation or dissolution of the Company, or (C) any Change of Control. Interest on this Note shall be payable (and if not paid when due, shall be compounded) quarterly in arrears on each September 30, December 31, March 31 and June 30 after the date of issuance of this Note and shall be payable at the option of the Company either (i) in lawful money of the United States of America, or (ii) by the issuance of an additional senior secured convertible promissory note identical in all respects to this Note except that it shall have a principal amount equal to such interest payment and a different date of issuance (each, an “Additional Secured Convertible Note”).

(b) If the Company elects to pay interest by issuing an Additional Secured Convertible Note, it shall give notice to the Holder on the day such payment is due and deliver such Additional Secured Convertible Note to the Holder within five Business Days.

(c) Interest shall be calculated based on the weighted average principal outstanding for such period and for certainty shall exclude any interest converted pursuant to Section 8 of this Note. The first payment of interest shall be on September 30 , 2007 and shall be calculated from the Date of Issuance to September 30, 2007.

3. Secured Obligations; Collateral. In order to secure the Company’s payment and performance of the Obligations and to secure the Company’s prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company has delivered to the Holder, the Security and Pledge Agreement, pursuant to which the Company has granted to the Holder as security and collateral for the payment and performance of the Obligations, a security interest in all of the property and assets of the Company, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security and Pledge Agreement. The Company’s Material Subsidiaries have also entered into and delivered to the Holder, as further protection, the Guaranty and the Subsidiary Security and Pledge Agreements. The security interest granted by the Company under the Security and Pledge Agreement, and by the Company’s Material Subsidiaries under the Subsidiary Security and Pledge Agreement, securing the indebtedness evidenced by this Note, including all Obligations, is senior to all other liens, security interests or encumbrances securing any other indebtedness of each of the Company and its Material Subsidiaries other than the Permitted Existing Secured Indebtedness (pursuant to the Intercreditor Agreement).

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay when due any principal payment on this Note, or any interest or other payment required under the terms of this Note, and such failure continues for three Business Days thereafter;

(b) Breaches of Representations and Warranties. Any representation or warranty made by the Company in this Note or in any of the other Transaction Documents shall not have been true in any material respect when made; provided, that if the facts or events making such representation or warranty untrue are capable of correction or cure, then the Company shall have ten Business Days after notice of the breach is delivered to the Company to correct or cure such breach;

(c) Breaches of Other Covenants. The Company shall fail to observe or to perform any other covenant, obligation, condition or agreement in any material respect contained in this Note or the other Transaction Documents, other than those specified in Section 4(a) of this Note, and such failure continues for ten Business Days after notice of the breach is delivered to the Company;

(d) Cross-Default. (i) The Company shall default under (A) any Secured Note, or (B) its payment obligations pursuant to any Transaction Document, and such failure continues for five Business Days thereafter, or (ii) the Company or any of its Subsidiaries shall default under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries, whether such indebtedness now exists or shall hereafter be created, including but not limited to, default under the Permitted Existing Secured Indebtedness, which default (other than a default under a Secured Note) pursuant to clause (ii) shall have resulted in indebtedness of at least $250,000 being due and payable prior to the date on which it would otherwise become due and payable;

(e) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $250,000 in the aggregate shall be rendered against the Company or any of its Material Subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive Business Days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;

(f) Voluntary Bankruptcy or Insolvency Proceedings. The Company (or any Subsidiary thereof) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other Proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing;

(g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company (or any Subsidiary thereof) or of all or a substantial part of the property thereof, or an involuntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to the Company (or any Subsidiary thereof) or the debts thereof under any bankruptcy, insolvency or other similar Law now or hereafter in effect shall be commenced and an order for relief entered, or such case or Proceeding shall not be dismissed or discharged within 30 days of commencement; or

(h) Board Observer; Protective Provisions. Any of the following conditions exist: (i) the Company shall have failed to allow the Perseus Observer to attend and observe any meeting of the Board, pursuant to and subject to the limitations set forth in Section 5.6(a) of the Purchase Agreement, (ii) the number of Perseus Directors is less than the Requisite Number and such condition continues after the Purchaser has given written notice to the Company that it has selected a nominee for any such vacant position for the lesser of (x) a five Business Day period and (y) a period ending immediately prior to the time the Board takes any action or vote (whether at a meeting or by written consent in lieu of a meeting) or (iii) the Company breaches any of its obligations under Section 5.6 or 5.14 of the Purchase Agreement, and, in the case of any such breach described in this clause (iii) that is reasonably susceptible to cure, such breach continues uncured for ten Business Days after notice of such breach is delivered to such Company.

5. Rights of Holder upon Default.

(a) Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 4(f) or 4(g) of this Note) and at any time thereafter during the continuance of such Event of Default, holders of a majority of the outstanding principal amount of the Senior Secured Convertible Note(s) may declare all outstanding Obligations payable by the Company under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(f) or 4(g) of this Note, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, either by suit in equity or by action at Law, or both.

(b) Notwithstanding anything to the contrary contained in this Note, in addition to the rights of the Holder specified in subsection (a) of this Section 5, on the date an Event of Default under this Note occurs, the interest rate on this Note shall increase, from that date forward, to the Default Interest Rate, which interest shall be compounded quarterly and payable solely in lawful money of the United States of America.

6. Covenants.

(a) Affirmative Covenants. The Company covenants that, so long as any Obligations remain outstanding, the Company shall:

(i) Security and Pledge Agreement. Grant to the Holder, and maintain for the benefit of the Holder, a lien on and security interest in all of its assets and properties, whether now or hereafter existing, owned or acquired, which the Company shall perfect by filing UCC-1 financing statements in the appropriate jurisdictions and taking other actions to perfect the security interest as the Holder may reasonably request, all in accordance with the terms of the Security and Pledge Agreement, and cause its Material Subsidiaries to do the same.

(ii) Preservation of Corporate Existence. Preserve and maintain its and its Material Subsidiaries’ corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so preserve, maintain or qualify does not and will not have a Material Adverse Effect, and preserve and maintain all of its Proprietary Assets that are material to it and its Subsidiaries’ business.

(iii) Compliance with Laws. Comply with all applicable Laws of any Governmental Entity, except non-compliance being contested in good faith through appropriate Proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under GAAP with respect to such items.

(iv) Performance Under the Note. Pay, observe or perform any other covenant, obligation, condition or agreement contained in this Note.

(b) Negative Covenants. The Company covenants that so long as any Obligations remain outstanding, neither the Company nor any Subsidiary shall directly or indirectly take any of the following actions without the prior written consent of the Holder:

(i) Create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any indebtedness for borrowed money, except Indebtedness incurred pursuant to the Transaction Documents or Permitted Indebtedness;

(ii) Create, incur, assume or suffer to exist any Lien of any kind on any of its assets, except for Liens created in connection with the Transaction Documents or Permitted Liens;

(iii) Enter into any transaction, or a series of related transactions, which would result in a Change of Control;

(iv) Amend the Permitted Existing Secured Indebtedness, except as otherwise permitted pursuant to the terms of this Note; or

(v) Alter the Business Plan in a manner that is material and adverse to the Company.

7. Prepayment and Effect on Conversion Rights. The Company shall have no right to prepay this Note or any interest or fees accruing or incurred with respect to this Note, without the prior written consent of the Holder.

8. Conversion.

(a) Conversion into Common Shares. The Holder shall have the option to convert, as a whole or in part, up to the entire amount outstanding under this Note (including the accrued but unpaid interest) into Common Shares at any time or from time to time at a conversion price equal to $0.57 (the “Conversion Price”), subject to adjustments in the event of any stock splits, reverse stock splits, stock dividends or other similar recapitalization or reorganization transactions that affect all shareholders equally as set forth in Section 9.

(b) Mechanics and Effect of Conversion. No fractional Common Shares shall be issued upon conversion of this Note. Upon the conversion of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal that is not so converted. On partial conversion of this Note, the Company shall issue to the Holder (i) the Common Shares into which a portion of this Note is converted and (ii) a new Secured Note having identical terms to this Note, except that the principal amount thereof shall equal the difference between (A) the principal amount of this Note immediately prior to such conversion minus (B) the portion of such principal amount converted into Common Shares. Upon any conversion of this Note pursuant to this Section 8, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, and in any event within three Business Days of such surrender, issue and deliver to the Holder at such principal office a certificate or certificates for the number of shares of such Common Shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Purchase Agreement and applicable securities Laws and stock exchange regulations or policies, as required in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Issuance of this Note shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Shares issuable upon the conversion of this Note.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Note and the other Secured Notes, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of this Note and all other Secured Notes; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of this Note and all other Secured Notes, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(d) Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of this Note, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which this Note was registered.

(e) Withholding Taxes. Notwithstanding any other provision of this Note, the Company shall:

(i) not be obliged to reimburse, indemnify, make whole or otherwise pay to the Holder, and

(ii) be entitled to deduct and withhold from all amounts payable pursuant to this Note,

any amounts required by applicable Law to be deducted or withheld for any and all Taxes, so long as the Company promptly pays the full amount deducted or withheld to the applicable Governmental Entity in accordance with applicable Law. Any such amounts deducted and not owed or paid to the applicable Governmental Entity in accordance with applicable Law shall be returned to the Holder promptly. The Holder shall provide any information reasonably requested by the Company to enable it to determine whether Taxes must be withheld or deducted and the amount of such withholding or deduction.

9. Conversion Price Adjustments.

(a) Adjustment for Splits and Combinations. If the Company shall at any time or from time to time after the Date of Issuance effect a stock split of the outstanding Common Shares, the Conversion Price in effect immediately before that stock split shall be proportionately decreased, and, conversely, if the Company shall at any time or from time to time after the Date of Issuance combine the outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the stock split or combination becomes effective.

(b) Adjustment for Common Shares Dividends and Distributions. If the Company at any time or from time to time after the Date of Issuance issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable solely in additional Common Shares, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 9(b) to reflect the actual payment of such dividend or distribution.

(c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Date of Issuance issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Shares or other property, in each such event provision shall be made so that the Holder of this Note shall receive upon conversion of this Note, in addition to the number of Common Shares receivable hereupon, the amount of securities of the Company or other property which such Holder would have received had this Note been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the Holder or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(d) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Date of Issuance, the Common Shares issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 9), then in any such event the Holder shall have the right thereafter to convert this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of Common Shares into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Note or with respect to such other securities or property by the terms thereof.

(e) Reorganizations. If at any time or from time to time after the Date of Issuance there is a capital reorganization of the Common Shares (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 9), as a part of such capital reorganization provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note the number of shares or other securities or property of the Company to which a holder of the number of Common Shares deliverable upon such conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such securities by their terms. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the Holder after such capital reorganization to the end that the provisions of this Section 9 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent as practicable.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of any Conversion Price for the number of Common Shares or other securities issuable upon conversion of this Note, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions of this Note and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(g) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty Business Days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(h) No Impairment. The Company shall not amend its Certificate of Incorporation or Bylaws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holder of this Note against dilution or other impairment as provided herein. If the Company takes any action in breach of this Note, the Holder shall be entitled to any and all remedies available at law or in equity.

(i) Fractional Share. No fractional share shall be issuable upon conversion of this Note and the number of shares to be issued shall be rounded down to the nearest whole share. If the conversion of this Note shall result in the issuance of any fractional share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value of a full share.

(j) Other Adjustments. If and whenever the Company shall take any action affecting or relating to the Common Shares, other than any action described in this Section 9, which in the opinion of the Board would prejudicially affect the rights of the Holder, the Conversion Price and, if required, the number of Common Shares to be issued upon exercise of the Note will be adjusted by the Board in such manner, if any, and at such time, as the Board may, subject to the approval of any stock exchange(s) on which the Common Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such Holder.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the holders of a majority of the outstanding principal amount of the Senior Secured Convertible Note(s). Additionally, the holders of a majority of the outstanding principal amount of the Senior Secured Convertible Note(s) shall be deemed to have waived any breach of any covenant set forth in Section 6(b) hereof in the event that each Perseus Director votes in favor of the action that causes such breach, provided that all material terms related to the cause thereof were disclosed to such Board members.

11. Transfer of this Note or Securities Issuable on Conversion or Payment Hereunder. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note or securities issuable on conversion of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

12. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, as a whole or in part, by the Company without the prior written consent of the Holder. The Holder may assign the rights, interests or obligations under this Note, as a whole or in part, at any time, subject to compliance with Section 11 of this Note, upon written notice to the Company of such assignment. Notwithstanding the foregoing, until the Company receives notice in accordance with this Section 12, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue.

13. Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received if received prior to 4:00 p.m. (local time) otherwise it shall be deemed to have been received the following Business Day.

15. Interaction with other Secured Notes. The Company and the Holder agree that all Secured Notes shall rank pari passu notwithstanding date of issue.

16. Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 of this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

18. Governing Law; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 14. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

[signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	CFO

Signature Page for Senior Secured Convertible Promissory Note